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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement (No. 33-59058) on Form S-8 of TCI Communications, Inc. (formerly Tele-Communications, Inc.) Employee Stock Purchase Plan; Registration Statement (No. 2-87938) on Form S-8 of TCI Communications, Inc. 1982 Incentive Stock Option Plan; Registration Statement (No. 33-44532) on Form S-8 of United Artists Theatre Circuit, Inc. Employee Stock Purchase Plan; Registration Statements (Nos. 2-96706, 2-99512, 33-12385, 33-51104, 33-58198 and 33-60982)
on Form S-3; the Post-Effective Amendment No. 1 to Form S-4 Registration Statement (No. 33-43009) on Form S-8 of TCI Communications, Inc.; and Registration Statement (No. 33-54263) on Form S-4 of Tele-Communications, Inc. (formerly TCI/Liberty Holding Company) of our report dated February 4, 1994, relating to the consolidated balance sheet of TeleCable Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations and of cash flows for the years then ended, which appears in the Current Report on Form 8-K of Tele-Communications, Inc. and TCI Communications, Inc. dated August 26, 1994.



Price Waterhouse LLP

Norfolk, Virginia
August 22, 1994